As Filed with the Securities and Exchange Commission on March 29, 2005


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): March 23, 2005

                                MONSANTO COMPANY
             (Exact Name of Registrant as Specified in its Charter)

       Delaware                      001-16167                 43-1878297
(State of incorporation)     (Commission File Number)    (IRS Employer
                                                          Identification Number)

                          800 North Lindbergh Boulevard
                            St. Louis, Missouri 63167
               (Address or Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (314) 694-1000

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

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Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously satisfy the filing obligations under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01   Completion of Acquisition or Disposition of Assets

     On March 23, 2005, Monsanto Company ("Monsanto"), completed the previously-announced acquisition of Seminis, Inc., a Delaware corporation ("Seminis"), through the merger of Monsanto Sub, Inc., a wholly owned subsidiary of Monsanto ("Merger Sub"), with and into Seminis (the "Merger"). The Merger was effected pursuant to that certain Agreement and Plan of Merger, dated as of January 22, 2005, by and among Monsanto, Merger Sub, and Seminis (the "Merger Agreement"). Seminis continues as the surviving corporation of the Merger and as a wholly owned subsidiary of Monsanto.

     Prior to the consummation of the Merger, Seminis was a privately held corporation based in Oxnard, California. Seminis is a producer of commercial fruit and vegetable seeds.

     The aggregate consideration paid by Monsanto in connection with the Merger consisted of approximately $1.4 billion in cash and assumed debt, subject to Marinet Investments, LLC's ("Marinet") contingent value right described below.

     Prior to closing, on March 11, 2005, Marinet, a holder of co-investment rights in Seminis which were terminated upon the consummation of the Merger, elected pursuant to the Merger Agreement to reduce the merger consideration it would otherwise have been entitled to receive by $50 million in exchange for a performance based contingent value right to receive up to $125 million based on the achievement of certain net sales targets over the thirty-six month period ending September 30, 2007.

     Upon the consummation of the Merger, each outstanding share of common stock, par value $.01 per share, of Seminis ("Seminis Common Stock") was converted into the right to receive an amount in cash equal to $10.52. Such shares of Seminis Common Stock were held by affiliates of Fox Paine & Company, LLC, which collectively held 74.6% of the outstanding shares of Seminis Common Stock, various employees of Seminis and other stockholders.

     The foregoing description of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was previously filed with the Securities and Exchange Commission by Monsanto as Exhibit 2.1 to the Current Report on Form 8-K on January 27, 2005 and is incorporated in this Item 2.01 by reference.

     On March 23, 2005, Monsanto issued a press release announcing the completion of the Merger. The press release is attached herewith as Exhibit 99 to this Current Report on Form 8-K and incorporated in this Item 2.01 by reference.

Item 9.01         Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired
Not applicable.

(b) Pro Forma Financial Information
Not applicable.

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


(c) Exhibits:

Exhibit Number       Description
-------------        -----------
99                   Press release issued by Monsanto Company on March 23, 2005.

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 29, 2005


                                    MONSANTO COMPANY


                                    By:      /s/ Christopher A. Martin
                                       ----------------------------------------
                                       Name:  Christopher A. Martin
                                       Title:    Assistant Secretary

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

                                  EXHIBIT INDEX


Exhibit Number       Description
--------------       -----------
99                   Press release issued by Monsanto Company on March 23, 2005.


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